Exhibit 99.3

Supplemental Operating and Financial Data
Fourth Quarter and Year Ended December 31, 2019

Q4 2019 Supplemental	Page 2

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would,” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. While references to commitments for investment spending are based on present commitments and agreements of the Company, we cannot provide assurance that these transactions will be completed on satisfactory terms. In addition, references to our budgeted amounts and guidance are forward-looking statements. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. In particular, the anticipated gaming venue investment is subject to the parties' entry into definitive agreements, as well as the completion of confirmatory due diligence, and the closing of such transaction will be subject to customary closing conditions to be included in the definitive agreements, including regulatory approvals. There can be no assurances that definitive agreements will be entered into or that the investment will be consummated in the time presently expected, if at all. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

NON-GAAP INFORMATION

This document contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See pages 25 through 27 for definitions of certain non-GAAP financial measures used in this document and the reconciliations of certain non-GAAP measures on pages 9 and 10 and in the Appendix on pages 28 through 33.

Q4 2019 Supplemental	Page 3

COMPANY PROFILE

THE COMPANY	COMPANY STRATEGY
EPR Properties ("EPR" or the "Company") is a self-administered and self-managed real estate investment trust. EPR was formed in August 1997 as a Maryland real estate investment trust ("REIT"), and an initial public offering was completed on November 18, 1997.
EPR's primary business objective is to enhance shareholder value by achieving predictable growth in Funds from Operations As Adjusted ("FFOAA") and dividends per share.

Since that time, the Company has been a leading Experiential net lease REIT, specializing in select enduring experiential properties. We are focused on growing our Experiential portfolio with properties that offer a variety of enduring, congregate entertainment, recreation and leisure activities. Separately, our Education portfolio is a legacy investment that provides additional geographic and operator diversity.

Our strategic growth is focused on acquiring or developing experiential real estate venues which create value by facilitating out of home congregate entertainment, recreation and leisure experiences where consumers choose to spend their discretionary time and money. These are properties which make up the social infrastructure of society.

This focus is consistent with our depth of knowledge across each of our property types, creating a competitive advantage that allows us to more quickly identify key market trends. We deliberately apply information and our ingenuity to target properties that represent logical extensions within each of our existing property types or potential future investments.

EXPERIENTIAL PORTFOLIO

- Theatres
- Eat & Play
- Ski
- Attractions
- Experiential Lodging
- Gaming
- Fitness & Wellness
- Cultural
- Live Venues

EDUCATION PORTFOLIO

- Private Schools
- Early Childhood

As part of our strategic planning and portfolio management process we assess new opportunities against the following underwriting principles:

BUILDING THE PREMIER EXPERIENTIAL REAL ESTATE PORTFOLIO

Q4 2019 Supplemental	Page 4

INVESTOR INFORMATION

SENIOR MANAGEMENT

Greg Silvers	Mark Peterson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Craig Evans	Greg Zimmerman
Executive Vice President, General Counsel and Secretary	Executive Vice President and Chief Investment Officer

Tonya Mater	Mike Hirons
Vice President and Chief Accounting Officer	Senior Vice President - Asset Management

COMPANY INFORMATION

CORPORATE HEADQUARTERS	TRADING SYMBOLS
909 Walnut Street, Suite 200	Common Stock:
Kansas City, MO 64106	EPR
888-EPR-REIT	Preferred Stock:
www.eprkc.com	EPR-PrC
EPR-PrE
STOCK EXCHANGE LISTING	EPR-PrG
New York Stock Exchange

EQUITY RESEARCH COVERAGE

Bank of America Merrill Lynch	Jeffrey Spector/Joshua Dennerlein	646-855-1363
Citi Global Markets	Michael Bilerman/Nick Joseph	212-816-4471
Janney Montgomery Scott	Rob Stevenson	646-840-3217
J.P. Morgan	Anthony Paolone/Nikita Bely	212-622-6682
Kansas City Capital Associates	Jonathan Braatz	816-932-8019
Keybanc Capital Markets	Jordan Sadler/Craig Mailman	917-368-2280
Ladenburg Thalmann	John Massocca	212-409-2056
Raymond James & Associates	Collin Mings	727-567-2585
RBC Capital Markets	Michael Carroll	440-715-2649
Stifel	Simon Yarmak	443-224-1345
SunTrust Robinson Humphrey	Ki Bin Kim	212-303-4124

EPR Properties is followed by the analysts identified above. Please note that any opinions, estimates, forecasts or recommendations regarding EPR Properties’ performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or recommendations of EPR Properties or its management. EPR Properties does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q4 2019 Supplemental	Page 5

SELECTED FINANCIAL INFORMATION
(UNAUDITED, DOLLARS AND SHARES IN THOUSANDS)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
Operating Information:	2019	2018	2019	2018
Revenue (1)	$170,346	$150,917	$651,969	$639,921
Net income available to common shareholders of EPR Properties	30,263	47,997	178,107	242,841
EBITDAre (2)	134,143	137,586	539,038	608,917
Adjusted EBITDA (2)	140,350	137,716	562,531	545,933
Interest expense, net (1)	34,914	33,584	142,002	135,870
Capitalized interest	273	2,669	5,326	9,904
Straight-lined rental revenue	3,516	3,216	13,552	10,229
Dividends declared on preferred shares	6,034	6,034	24,136	24,142
Dividends declared on common shares	88,269	80,292	346,216	321,119
General and administrative expense	10,831	12,165	46,371	48,889

	DECEMBER 31,
Balance Sheet Information:	2019	2018
Total assets	$6,577,511	$6,131,390
Accumulated depreciation	989,254	883,174
Total assets before accumulated depreciation (gross assets)	7,566,765	7,014,564
Cash and cash equivalents	528,763	5,872
Debt	3,102,830	2,986,054
Deferred financing costs, net	37,165	33,941
Net debt (2)	2,611,232	3,014,123
Equity	3,005,805	2,865,023
Common shares outstanding	78,463	74,348
Total market capitalization (using EOP closing price)	8,524,889	8,145,652
Net debt/total market capitalization	31%	37%
Net debt/gross assets	35%	43%
Net debt/Adjusted EBITDA (3)	4.7	5.5
Adjusted net debt/Annualized adjusted EBITDA (2)(4)(5)	4.8	5.4

(1) Excludes discontinued operations.
(2) See pages 25 through 27 for definitions. See calculation as applicable on page 33.
(3) Adjusted EBITDA is for the quarter multiplied times four. See pages 25 through 27 for definitions. See calculation on page 33.
(4) Adjusted net debt is net debt less 40% times property under development. See pages 25 through 27 for definitions.
(5) Annualized adjusted EBITDA is adjusted EBITDA for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other non-recurring items which is then multiplied times four. These calculations can be found on page 33 under the reconciliation of Adjusted EBITDA and Annualized Adjusted EBITDA. See pages 25 through 27 for definitions.

Q4 2019 Supplemental	Page 6

SELECTED BALANCE SHEET INFORMATION
(UNAUDITED, DOLLARS IN THOUSANDS)

ASSETS	4TH QUARTER 2019	3ND QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018	3RD QUARTER 2018
Real estate investments	$6,186,562	$6,558,790	$6,553,052	$5,992,707	$5,907,231	$5,740,235
Less: accumulated depreciation	(989,254)	(989,480)	(954,806)	(920,409)	(883,174)	(848,280)
Land held for development	28,080	28,080	28,080	28,080	34,177	31,076
Property under development	36,756	31,825	80,695	315,237	287,546	289,228
Operating lease right-of-use assets	211,187	219,459	220,758	211,299	—	—
Mortgage notes and related accrued interest receivable	357,391	413,695	550,131	527,627	517,467	572,700
Investment in direct financing leases, net	—	20,727	20,675	20,616	20,558	20,495
Investment in joint ventures	34,317	35,222	35,658	35,188	34,486	5,018
Cash and cash equivalents	528,763	115,839	6,927	11,116	5,872	74,153
Restricted cash	2,677	5,929	5,010	11,166	12,635	22,031
Accounts receivable	86,858	99,190	108,433	111,146	98,369	104,757
Other assets	94,174	94,014	92,042	87,458	96,223	102,657
Total assets	$6,577,511	$6,633,290	$6,746,655	$6,431,231	$6,131,390	$6,114,070

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued liabilities	$122,939	$121,351	$126,015	$117,746	$168,463	$138,829
Operating lease liabilities	235,650	244,358	245,372	235,612	—	—
Common dividends payable	29,424	29,340	29,084	28,306	26,765	26,761
Preferred dividends payable	6,034	6,034	6,034	6,034	6,034	6,036
Unearned rents and interest	74,829	89,797	78,629	85,012	79,051	90,287
Line of credit	—	—	240,000	70,000	30,000	—
Deferred financing costs, net	(37,165)	(38,384)	(31,957)	(32,838)	(33,941)	(35,033)
Other debt	3,139,995	3,139,995	3,008,580	3,008,580	2,989,995	2,989,995
Total liabilities	3,571,706	3,592,491	3,701,757	3,518,452	3,266,367	3,216,875
Equity:
Common stock and additional paid-in-capital	3,835,674	3,815,278	3,759,032	3,597,916	3,505,266	3,497,055
Preferred stock at par value	148	148	148	148	148	148
Treasury stock	(147,435)	(147,435)	(147,143)	(146,906)	(130,728)	(129,801)
Accumulated other comprehensive income	7,275	4,659	5,174	8,397	12,085	19,246
Distributions in excess of net income	(689,857)	(631,851)	(572,313)	(546,776)	(521,748)	(489,453)
Total equity	3,005,805	3,040,799	3,044,898	2,912,779	2,865,023	2,897,195
Total liabilities and equity	$6,577,511	$6,633,290	$6,746,655	$6,431,231	$6,131,390	$6,114,070

Q4 2019 Supplemental	Page 7

SELECTED OPERATING DATA
(UNAUDITED, DOLLARS IN THOUSANDS)

	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018	3RD QUARTER 2018
Rental revenue	$154,765	$150,962	$147,003	$140,292	$133,491	$128,953
Other income	8,386	11,464	5,726	344	435	365
Mortgage and other financing income	7,195	6,930	9,011	9,891	16,991	31,675
Total revenue	170,346	169,356	161,740	150,527	150,917	160,993

Property operating expense	16,097	14,494	14,597	15,551	8,285	6,668
Other expense	10,173	11,403	8,091	—	325	118
General and administrative expense	10,831	11,600	12,230	11,710	12,165	11,424
Severance expense	423	1,521	—	420	5,938	—
Costs associated with loan refinancing or payoff	—	38,269	—	—	—	—
Interest expense, net	34,914	36,667	36,458	33,963	33,584	33,717
Transaction costs	5,784	5,959	6,923	5,123	1,583	1,101
Impairment charges	2,206	—	—	—	10,735	—
Depreciation and amortization	42,398	41,644	38,790	36,002	35,728	34,840
Income before equity in (loss) income from joint ventures and other items	47,520	7,799	44,651	47,758	42,574	73,125
Equity in (loss) income from joint ventures	(905)	(435)	470	489	(5)	20
Gain (loss) on sale of real estate	3,717	845	—	(388)	349	2,215
Gain on sale of investment in direct financing leases	—	—	—	—	—	5,514
Income tax benefit (expense)	530	600	1,300	605	(108)	(515)
Income from continuing operations	50,862	8,809	46,421	48,464	42,810	80,359
Discontinued operations:
Income from discontinued operations before other items	4,937	11,736	10,399	10,169	11,221	11,474
Impairment on public charter school portfolio sale	(21,433)	—	—	—	—	—
Gain on sale of real estate from discontinued operations	1,931	13,458	9,774	6,716	—	—
(Loss) income from discontinued operations	(14,565)	25,194	20,173	16,885	11,221	11,474
Net income	36,297	34,003	66,594	65,349	54,031	91,833
Preferred dividend requirements	(6,034)	(6,034)	(6,034)	(6,034)	(6,034)	(6,036)
Net income available to common shareholders of EPR Properties	$30,263	$27,969	$60,560	$59,315	$47,997	$85,797

Q4 2019 Supplemental	Page 8

FUNDS FROM OPERATIONS AND FUNDS FROM OPERATIONS AS ADJUSTED
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
FUNDS FROM OPERATIONS ("FFO") (1):	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018	3RD QUARTER 2018
Net income available to common shareholders of EPR Properties	$30,263	$27,969	$60,560	$59,315	$47,997	$85,797
Gain on sale of real estate	(5,648)	(14,303)	(9,774)	(6,328)	(349)	(2,215)
Gain on sale of investment in direct financing leases	—	—	—	—	—	(5,514)
Impairment charges	23,639	—	—	—	10,735	—
Real estate depreciation and amortization	44,242	44,863	42,098	39,514	39,297	38,388
Allocated share of joint venture depreciation	551	553	554	555	56	54
FFO available to common shareholders of EPR Properties	$93,047	$59,082	$93,438	$93,056	$97,736	$116,510
FFO available to common shareholders of EPR Properties	$93,047	$59,082	$93,438	$93,056	$97,736	$116,510
Add: Preferred dividends for Series C preferred shares	1,937	—	1,939	1,939	1,939	1,940
Add: Preferred dividends for Series E preferred shares	1,939	—	1,939	1,939	1,939	1,939
Diluted FFO available to common shareholders of EPR Properties	$96,923	$59,082	$97,316	$96,934	$101,614	$120,389

FUNDS FROM OPERATIONS AS ADJUSTED ("FFOAA") (1):
FFO available to common shareholders of EPR Properties	$93,047	$59,082	$93,438	$93,056	$97,736	$116,510
Costs associated with loan refinancing or payoff	43	38,407	—	—	—	—
Transaction costs	5,784	5,959	6,923	5,123	1,583	1,101
Severance expense	423	1,521	—	420	5,938	—
Termination fee included in gain on sale	1,217	11,324	6,533	5,001	—	1,864
Deferred income tax (benefit) expense	(847)	(984)	(1,675)	(609)	(182)	92
FFO as adjusted available to common shareholders of EPR Properties	$99,667	$115,309	$105,219	$102,991	$105,075	$119,567

FFO as adjusted available to common shareholders of EPR Properties	$99,667	$115,309	$105,219	$102,991	$105,075	$119,567
Add: Preferred dividends for Series C preferred shares	1,937	1,939	1,939	1,939	1,939	1,940
Add: Preferred dividends for Series E preferred shares	1,939	1,939	1,939	1,939	1,939	1,939
Diluted FFO as adjusted available to common shareholders of EPR Properties	$103,543	$119,187	$109,097	$106,869	$108,953	$123,446
FFO per common share:
Basic	$1.19	$0.76	$1.23	$1.25	$1.31	$1.57
Diluted	1.18	0.76	1.22	1.23	1.30	1.54
FFO as adjusted per common share:
Basic	$1.27	$1.49	$1.38	$1.38	$1.41	$1.61
Diluted	1.26	1.46	1.36	1.36	1.39	1.58
Shares used for computation (in thousands):
Basic	78,456	77,632	76,164	74,679	74,343	74,345
Diluted	78,485	77,664	76,199	74,725	74,402	74,404
Effect of dilutive Series C preferred shares	2,184	2,170	2,158	2,145	2,133	2,122
Effect of dilutive Series E preferred shares	1,640	1,634	1,628	1,622	1,615	1,610
Adjusted weighted-average shares outstanding-diluted Series C and Series E	82,309	81,468	79,985	78,492	78,150	78,136

(1) See pages 25 through 27 for definitions.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q4 2019 Supplemental	Page 9

ADJUSTED FUNDS FROM OPERATIONS
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
ADJUSTED FUNDS FROM OPERATIONS ("AFFO") (1):	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018	3RD QUARTER 2018

FFO available to common shareholders of EPR Properties	$93,047	$59,082	$93,438	$93,056	$97,736	$116,510
Adjustments:
Costs associated with loan refinancing or payoff	43	38,407	—	—	—	—
Transaction costs	5,784	5,959	6,923	5,123	1,583	1,101
Severance expense	423	1,521	—	420	5,938	—
Termination fees included in gain on sale	1,217	11,324	6,533	5,001	—	1,864
Deferred income tax (benefit) expense	(847)	(984)	(1,675)	(609)	(182)	92
Non-real estate depreciation and amortization	288	271	257	229	244	235
Deferred financing fees amortization	1,621	1,552	1,517	1,502	1,490	1,470
Share-based compensation expense to management and trustees	3,349	3,372	3,283	3,177	3,816	3,687
Amortization of above/below market leases, net and tenant allowances	(119)	(107)	(58)	(59)	(54)	(55)
Maintenance capital expenditures (2)	(2,276)	(2,370)	(510)	(297)	(336)	(540)
Straight-lined rental revenue	(3,516)	(4,399)	(3,223)	(2,414)	(3,216)	(3,079)
Non-cash portion of mortgage and other financing income	(91)	(237)	(1,069)	(1,014)	(784)	(819)
AFFO available to common shareholders of EPR Properties	$98,923	$113,391	$105,416	$104,115	$106,235	$120,466

AFFO available to common shareholders of EPR Properties	$98,923	$113,391	$105,416	$104,115	$106,235	$120,466
Add: Preferred dividends for Series C preferred shares	1,937	1,939	1,939	1,939	1,939	1,940
Add: Preferred dividends for Series E preferred shares	1,939	1,939	1,939	1,939	1,939	1,939
Diluted AFFO available to common shareholders of EPR Properties	$102,799	$117,269	$109,294	$107,993	$110,113	$124,345

Weighted average diluted shares outstanding (in thousands)	78,485	77,664	76,199	74,725	74,402	74,404
Effect of dilutive Series C preferred shares	2,184	2,170	2,158	2,145	2,133	2,122
Effect of dilutive Series E preferred shares	1,640	1,634	1,628	1,622	1,615	1,610
Adjusted weighted-average shares outstanding-diluted	82,309	81,468	79,985	78,492	78,150	78,136

AFFO per diluted common share	$1.25	$1.44	$1.37	$1.38	$1.41	$1.59

Dividends declared per common share	$1.125	$1.125	$1.125	$1.125	$1.080	$1.080

AFFO payout ratio (3)	90%	78%	82%	82%	77%	68%

(1) See pages 25 through 27 for definitions.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.
(3) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q4 2019 Supplemental	Page 10

CAPITAL STRUCTURE AS OF DECEMBER 31, 2019
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT
PRINCIPAL PAYMENTS DUE ON DEBT:
	BONDS/TERM LOAN/OTHER (1) (2)	UNSECURED CREDIT FACILITY (3)	UNSECURED SENIOR NOTES	TOTAL	WEIGHTED AVG INTEREST RATE
YEAR
2020	$—	$—	$—	$—	—%
2021	—	—	—	—	—%
2022	—	—	—	—	—%
2023	400,000	—	275,000	675,000	4.02%
2024	—	—	148,000	148,000	4.35%
2025	—	—	300,000	300,000	4.50%
2026	—	—	642,000	642,000	4.69%
2027	—	—	450,000	450,000	4.50%
2028	—	—	400,000	400,000	4.95%
2029	—	—	500,000	500,000	3.75%
2030	—	—	—	—	—%
Thereafter	24,995	—	—	24,995	1.39%
Less: deferred financing costs, net	—	—	—	(37,165)	—%
	$424,995	$—	$2,715,000	$3,102,830	4.34%

		BALANCE	WEIGHTED AVG INTEREST RATE	WEIGHTED AVG MATURITY
Fixed rate unsecured debt (1)		$3,115,000	4.37%	6.54
Fixed rate secured debt (2)		24,995	1.39%	27.58
Less: deferred financing costs, net		(37,165)	—%	—
Total		$3,102,830	4.34%	6.71

(1) Includes $400 million of term loan that has been fixed through interest rate swaps through February 7, 2022.
(2) Includes $25 million of secured bonds that have been fixed through interest rate swaps through September 30, 2024.
(3) Unsecured Revolving Credit Facility Summary:
		BALANCE		RATE
	COMMITMENT	AT 12/31/2019	MATURITY	AT 12/31/2019

	$1,000,000	-	February 27, 2022	2.88%

Note: This facility has a seven-month extension available at the Company's option (solely with respect to the unsecured revolving credit portion of the facility) and includes an accordion feature pursuant to which the maximum borrowing amount under the combined unsecured revolving credit and term loan facility can be increased from $1.4 billion to $2.4 billion, in each case, subject to certain terms and conditions.

Q4 2019 Supplemental	Page 11

CAPITAL STRUCTURE AS OF DECEMBER 31, 2019 AND 2018
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT (continued)

SUMMARY OF DEBT:	December 31, 2019	December 31, 2018

Senior unsecured notes payable, 5.75%, prepaid in full during the third quarter 2019	$—	$350,000
Unsecured revolving variable rate credit facility, LIBOR + 1.00%, due February 27, 2022	—	30,000
Unsecured term loan payable, LIBOR + 1.10%, $350,000 fixed at 3.15% and $50,000 fixed at 3.35% through February 7, 2022, due February 27, 2023	400,000	400,000
Senior unsecured notes payable, 5.25%, due July 15, 2023	275,000	275,000
Senior unsecured notes payable, 4.35%, due August 22, 2024	148,000	148,000
Senior unsecured notes payable, 4.50%, due April 1, 2025	300,000	300,000
Senior unsecured notes payable, 4.56%, due August 22, 2026	192,000	192,000
Senior unsecured notes payable, 4.75%, due December 15, 2026	450,000	450,000
Senior unsecured notes payable, 4.50%, due June 1, 2027	450,000	450,000
Senior unsecured notes payable, 4.95%, due April 15, 2028	400,000	400,000
Senior unsecured notes payable, 3.75%, due August 15, 2029	500,000	—
Bonds payable, variable rate, fixed at 1.39% through September 30, 2024, due August 1, 2047	24,995	24,995
Less: deferred financing costs, net	(37,165)	(33,941)
Total debt	$3,102,830	$2,986,054

Q4 2019 Supplemental	Page 12

CAPITAL STRUCTURE
SENIOR NOTES

SENIOR DEBT RATINGS AS OF DECEMBER 31, 2019

Moody's	Baa2 (stable)
Fitch	BBB- (stable)
Standard and Poor's	BBB- (stable)

SUMMARY OF COVENANTS

The Company has outstanding public senior unsecured notes with fixed interest rates of 3.75%, 4.50%, 4.75%, 4.95% and 5.25%. Interest on these notes is paid semiannually. These public senior unsecured notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the Company's debt to adjusted total assets ratio to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the Company’s secured debt to adjusted total assets ratio to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets not less than 150% of the Company’s outstanding unsecured debt.

The following is a summary of the key financial covenants for the Company's 3.75%, 4.50%, 4.75%, 4.95% and 5.25% public senior unsecured notes, as defined and calculated per the terms of the notes. These calculations, which are not based on U.S. generally accepted accounting principles, or GAAP, measurements, are presented to investors to show the Company's ability to incur additional debt under the terms of the senior unsecured notes only and are not measures of the Company's liquidity or performance. The actual amounts as of December 31, 2019 and September 30, 2019 are:

		Actual	Actual
NOTE COVENANTS	Required	4th Quarter 2019 (1)	3rd Quarter 2019 (1)
Limitation on incurrence of total debt (Total Debt/Total Assets)	≤ 60%	42%	41%
Limitation on incurrence of secured debt (Secured Debt/Total Assets)	≤ 40%	—%	—%
Debt service coverage (Consolidated Income Available for Debt Service/Annual Debt Service) - trailing twelve months	≥ 1.5 x	3.9x	3.9x
Maintenance of total unencumbered assets (Unencumbered Assets/Unsecured Debt)	≥ 150% of unsecured debt	225%	226%

(1) See page 14 for details of calculations.

Q4 2019 Supplemental	Page 13

CAPITAL STRUCTURE
SENIOR NOTES
(UNAUDITED, DOLLARS IN THOUSANDS)

COVENANT CALCULATIONS

TOTAL ASSETS:	December 31, 2019			TOTAL DEBT:			December 31, 2019
Total Assets per balance sheet	$6,577,511			Secured debt obligations			$24,995
Add: accumulated depreciation	989,254			Unsecured debt obligations:
Less: intangible assets, net	(44,692)			Unsecured debt			3,115,000
Total Assets	$7,522,073			Outstanding letters of credit			—
				Guarantees			—
				Derivatives at fair market value, net, if liability			3,442
				Total unsecured debt obligations:			3,118,442
TOTAL UNENCUMBERED ASSETS:	December 31, 2019			Total Debt			$3,143,437
Unencumbered real estate assets, gross	$6,422,723
Cash and cash equivalents	528,763
Land held for development	28,080
Property under development	36,756
Total Unencumbered Assets	$7,016,322

CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE:	4TH QUARTER 2019	3RD QUARTER 2019		2ND QUARTER 2019	1ST QUARTER 2019		TRAILING TWELVE MONTHS
Adjusted EBITDA per bond documents	$140,350	$147,196	(1)	$140,606	$136,619	(1)	$564,771
Less: straight-line rental revenue	(3,516)	(4,399)		(3,223)	(2,414)		(13,552)
CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE	$136,834	$142,797		$137,383	$134,205		$551,219

ANNUAL DEBT SERVICE:
Interest expense, gross	$36,442	$37,575		$37,999	$37,138		$149,154
Less: deferred financing fees amortization	(1,621)	(1,552)		(1,517)	(1,502)		(6,192)
ANNUAL DEBT SERVICE	$34,821	$36,023		$36,482	$35,636		$142,962

DEBT SERVICE COVERAGE	3.9	4.0		3.8	3.8		3.9

(1) Includes prepayment fees.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q4 2019 Supplemental	Page 14

CAPITAL STRUCTURE AS OF DECEMBER 31, 2019
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT SHARE INFORMATION)

EQUITY
SECURITY	SHARES OUTSTANDING	PRICE PER SHARE AT DECEMBER 31, 2019	LIQUIDIATION PREFERENCE	DIVIDEND RATE	CONVERTIBLE	CONVERSION RATIO AT DECEMBER 31, 2019	CONVERSION PRICE AT DECEMBER 31, 2019

Common shares	78,462,920	$70.64	N/A	(1)	N/A	N/A	N/A
Series C	5,394,050	$31.40	$134,851	5.750%	Y	0.4049	$61.74
Series E	3,447,381	$38.19	$86,185	9.000%	Y	0.4759	$52.53
Series G	6,000,000	$25.82	$150,000	5.750%	N	N/A	N/A

CALCULATION OF TOTAL MARKET CAPITALIZATION:

Common shares outstanding at December 31, 2019 multiplied by closing price at December 31, 2019				$5,542,621
Aggregate liquidation value of Series C preferred shares (2)				134,851
Aggregate liquidation value of Series E preferred shares (2)				86,185
Aggregate liquidation value of Series G preferred shares (2)				150,000
Net debt at December 31, 2019 (3)				2,611,232
Total consolidated market capitalization				$8,524,889

(1) Total monthly dividends declared in the fourth quarter of 2019 were $1.125 per share.
(2) Excludes accrued unpaid dividends at December 31, 2019.
(3) See pages 25 through 27 for definitions.

Q4 2019 Supplemental	Page 15

SUMMARY OF RATIOS
(UNAUDITED)

	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018	3RD QUARTER 2018
Net debt to total market capitalization	31%	32%	34%	33%	37%	35%

Net debt to gross assets	35%	40%	42%	42%	43%	42%

Net debt/Adjusted EBITDA (1)(2)	4.7	5.2	5.8	5.7	5.5	5.3

Adjusted net debt/Annualized adjusted EBITDA (3)(4)	4.8	5.2	5.5	5.4	5.4	5.3

Interest coverage ratio (5)	3.8	3.8	3.7	3.7	3.8	3.8

Fixed charge coverage ratio (5)	3.3	3.3	3.2	3.2	3.3	3.3

Debt service coverage ratio (5)	3.8	3.8	3.7	3.7	3.8	3.8

FFO payout ratio (6)	95%	148%	92%	91%	83%	70%

FFO as adjusted payout ratio (7)	89%	77%	83%	83%	78%	68%

AFFO payout ratio (8)	90%	78%	82%	82%	77%	68%

(1) See pages 25 through 27 for definitions.
(2) Adjusted EBITDA is for the quarter multiplied times four. See calculation on page 33.
(3) Adjusted net debt is net debt less 40% times property under development. See pages 25 through 27 for definitions.
(4) Annualized adjusted EBITDA is Adjusted EBITDA for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other non-recurring items which is then multiplied times four. These calculations can be found on page 33 under the reconciliation of Adjusted EBITDA and Annualized Adjusted EBITDA. See pages 25 through 27 for definitions.

(5) See page 29 for detailed calculation.
(6) FFO payout ratio is calculated by dividing dividends declared per common share by FFO per diluted common share.
(7) FFO as adjusted payout ratio is calculated by dividing dividends declared per common share by FFO as adjusted per diluted common share.
(8) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.

Q4 2019 Supplemental	Page 16

SUMMARY OF MORTGAGE NOTES RECEIVABLE
(UNAUDITED, DOLLARS IN THOUSANDS)
DESCRIPTION	INTEREST RATE	PAYOFF DATE/MATURITY DATE	DECEMBER 31, 2019	DECEMBER 31, 2018
Three attraction properties Kansas City, Kansas, New Braunfels, Texas and South Padre Island, Texas	7.00% and 10.00%	7/1/2019	$—	$179,846
Public charter school property Jersey City, New Jersey	10.00%	7/10/2019	—	15,652
Public charter school property Vineland, New Jersey	9.95%	11/1/2019	—	9,839
Eight public charter school properties Indiana, Ohio, South Carolina and Pennsylvania	7.00%	11/22/2019	—	54,535
Public charter school property St. Paul, Minnesota	8.93% to 9.38%	11/22/2019	—	8,835
Public charter school property Millville, New Jersey	10.35%	11/22/2019	—	6,383
Public charter school property Roswell, Georgia	9.10%	11/22/2019	—	4,165
Public charter school property Atlanta, Georgia	8.84%	11/22/2019	—	4,236
Public charter school property Bronx, New York	8.75%	11/22/2019	—	23,718
Public charter school property Colorado Springs, Colorado	9.02%	11/22/2019	—	14,325
Attraction property Powells Point, North Carolina	7.75%	6/30/2025	27,423	—
Fitness & wellness property Omaha, Nebraska	7.85%	12/28/2026	5,803	5,803
Fitness & wellness property Omaha, Nebraska	7.85%	1/3/2027	10,977	10,977
Fitness & wellness property Merriam, Kansas	7.55%	7/31/2029	5,985	—
Ski property Girdwood, Alaska	8.25%	12/31/2029	37,000	—
Experiential lodging property Nashville, Tennessee	6.99%	9/30/2031	70,396	—
Eat & play property Austin, Texas	11.31%	6/1/2033	11,582	11,934
Ski property West Dover and Wilmington, Vermont	11.61%	12/1/2034	51,050	51,050
Four ski properties Ohio and Pennsylvania	10.75%	12/1/2034	37,562	37,562
Ski property Chesterland, Ohio	11.21%	12/1/2034	4,550	4,550
Ski property Hunter, New York	8.43%	1/5/2036	21,000	21,000
Eat & play property Midvale, Utah	10.25%	5/31/2036	17,505	17,505
Eat & play property West Chester, Ohio	9.75%	8/1/2036	18,068	18,068
Private school property Mableton, Georgia	8.84%	4/30/2037	5,048	4,952
Fitness & wellness property Fort Collins, Colorado	7.85%	1/31/2038	10,360	10,360
Early childhood education center Lake Mary, Florida	7.75%	5/9/2039	4,258	—
Eat & play property Eugene, Oregon	8.13%	6/17/2039	14,800	—
Early childhood education center Lithia, Florida	8.25%	10/31/2039	4,024	2,172
Total mortgage notes and related accrued interest receivable			$357,391	$517,467

Q4 2019 Supplemental	Page 17

INVESTMENT SPENDING AND DISPOSITION SUMMARIES
(UNAUDITED, DOLLARS IN THOUSANDS)

INVESTMENT SPENDING THREE MONTHS ENDED DECEMBER 31, 2019
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$48,874	$115	$124	$48,635	$—	$—
Eat & Play	10,663	5,896	3,658	109	1,000	—
Ski	37,000	—	—	—	37,000	—
Experiential Lodging	6,195	369	12	—	5,814	—
Gaming	350	350	—	—	—	—
Cultural	198	198	—	—	—	—
Fitness & Wellness	1,395	—	—	—	1,395	—
Total Experiential	104,675	6,928	3,794	48,744	45,209	—
Early Childhood Education Centers	1,456	690	108	—	658	—
Public Charter Schools	3,900	3,750	—	—	150	—
Total Education	5,356	4,440	108	—	808	—
Total Investment Spending	$110,031	$11,368	$3,902	$48,744	$46,017	$—

INVESTMENT SPENDING YEAR ENDED DECEMBER 31, 2019
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$459,393	$4,500	$28,429	$426,464	$—	$—
Eat & Play	76,739	51,209	6,901	1,429	17,200	—
Attractions	102	—	—	—	102	—
Ski	37,288	—	288	—	37,000	—
Experiential Lodging	125,170	53,130	935	—	70,000	1,105
Gaming	608	608	—	—	—	—
Cultural	30,661	198	—	23,963	6,500	—
Fitness & Wellness	5,950	—	—	—	5,950	—
Total Experiential	735,911	109,645	36,553	451,856	136,752	1,105
Private Schools	4,914	4,914	—	—	—	—
Early Childhood Education Centers	18,798	2,300	1,474	5,871	9,153	—
Public Charter Schools	35,068	29,953	—	—	5,115	—
Total Education	58,780	37,167	1,474	5,871	14,268	—
Total Investment Spending	$794,691	$146,812	$38,027	$457,727	$151,020	$1,105

2019 DISPOSITIONS
	THREE MONTHS ENDED DECEMBER 31, 2019			YEAR ENDED DECEMBER 31, 2019
INVESTMENT TYPE	TOTAL DISPOSITIONS	NET PROCEEDS FROM SALE OF REAL ESTATE	NET PROCEEDS FROM PAYDOWN OF MORTGAGE NOTES	TOTAL DISPOSITIONS	NET PROCEEDS FROM SALE OF REAL ESTATE	NET PROCEEDS FROM PAYDOWN OF MORTGAGE NOTES
Theatres	$4,382	$4,382	$—	$4,382	$4,382	$—
Eat & Play	—	—	—	601	601	—
Attractions	10,992	10,992	—	204,775	14,984	189,791
Total Experiential	15,374	15,374	—	209,758	19,967	189,791
Early Childhood Education Centers	6	6	—	12,974	12,974	—
Public Charter Schools	477,300	467,475	9,825	660,124	632,488	27,636
Total Education	477,306	467,481	9,825	673,098	645,462	27,636
Total Dispositions	$492,680	$482,855	$9,825	$882,856	$665,429	$217,427

Q4 2019 Supplemental	Page 18

PROPERTY UNDER DEVELOPMENT - INVESTMENT SPENDING ESTIMATES AT DECEMBER 31, 2019 (1)
(UNAUDITED, DOLLARS IN THOUSANDS)

	DECEMBER 31, 2019		OWNED BUILD-TO-SUIT SPENDING ESTIMATES
	PROPERTY UNDER DEVELOPMENT	# OF PROJECTS	1ST QUARTER 2020	2ND QUARTER 2020	3RD QUARTER 2020	4TH QUARTER 2020	THEREAFTER	TOTAL EXPECTED COSTS (2)	% LEASED
Total Build-to-Suit (3)	$21,938	4	$6,372	$6,188	$3,026	$3,064	$—	$40,588	100%
Non Build-to-Suit Development	14,818
Total Property Under Development	$36,756

		DECEMBER 31, 2019	OWNED BUILD-TO-SUIT IN-SERVICE ESTIMATES
		# OF PROJECTS	1ST QUARTER 2020	2ND QUARTER 2020	3RD QUARTER 2020	4TH QUARTER 2020	THEREAFTER	TOTAL IN-SERVICE (2)	ACTUAL IN-SERVICE 4TH QUARTER 2019
Total Build-to-Suit		4	$22,728	$—	$1,860	$16,000	$—	$40,588	$—

	DECEMBER 31, 2019		MORTGAGE BUILD-TO-SUIT SPENDING ESTIMATES
	MORTGAGE NOTES RECEIVABLE	# OF PROJECTS	1ST QUARTER 2020	2ND QUARTER 2020	3RD QUARTER 2020	4TH QUARTER 2020	THEREAFTER	TOTAL EXPECTED COSTS (2)
Total Build-to-Suit Mortgage Notes	$48,789	3	$1,667	$3,033	$4,700	$4,700	$13,333	$76,222
Non Build-to-Suit Mortgage Notes	308,602
Total Mortgage Notes Receivable	$357,391

(1) This schedule includes only those properties for which the Company has commenced construction as of December 31, 2019.
(2) "Total Expected Costs" and "Total In-Service" each reflect the total capital costs expected to be funded by the Company through completion (including capitalized interest or accrued interest as applicable).

(3) Total Build-to-Suit excludes property under development related to the Company's two unconsolidated real estate joint ventures that own recreation anchored lodging properties in St. Petersburg, Florida. The Company's spending estimates for this are estimated at $14.6 million for 2020.

Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. Development projects have risks. See Item 1A - "Risk Factors" in the Company's most recent Annual Report on Form 10-K and, to the extent applicable, the Company's Quarterly Reports on Form 10-Q.

Q4 2019 Supplemental	Page 19

ANNUALIZED ADJUSTED REVENUE BY PROPERTY TYPE
AS OF DECEMBER 31, 2019
(UNAUDITED, DOLLARS IN THOUSANDS)

	TOTAL NUMBER OF	ANNUALIZED	PERCENTAGE OF ANNUALIZED
PROPERTY TYPE	PROPERTIES	ADJUSTED REVENUE (1)	ADJUSTED REVENUE

Theatres	179	$268,192	45.4%
Eat & Play	55	133,812	22.6%
Attractions	18	35,548	6.0%
Ski	13	45,296	7.7%
Experiential Lodging	6	20,652	3.5%
Gaming	1	10,100	1.7%
Cultural	3	7,136	1.2%
Fitness & Wellness	7	5,400	0.9%

Total Experiential Portfolio	282	$526,136	89.0%

Early Childhood Education Centers	72	31,688	5.4%
Private Schools	16	33,068	5.6%

Total Education Portfolio	88	$64,756	11.0%

Total	370	$590,892	100.0%

(1) Annualized Adjusted Revenue by property type is a Non-GAAP financial measure. See pages 25 through 27 for definitions. See calculation on page 33.

Q4 2019 Supplemental	Page 20

LEASE EXPIRATIONS
AS OF DECEMBER 31, 2019
(UNAUDITED, DOLLARS IN THOUSANDS)

YEAR	TOTAL NUMBER OF PROPERTIES	RENTAL REVENUE FOR THE YEAR ENDED DECEMBER 31, 2019 (1)(2)	% OF TOTAL REVENUE (2)
2020	2	$4,855	1%
2021	8	12,268	2%
2022	11	23,671	4%
2023	8	19,993	3%
2024	14	29,977	4%
2025	7	13,313	2%
2026	10	24,136	4%
2027	22	43,972	7%
2028	16	28,211	4%
2029	15	25,612	4%
2030	20	27,007	4%
2031	22	25,269	4%
2032	16	17,664	3%
2033	12	15,741	2%
2034	36	48,962	7%
2035	18	50,485	8%
2036	10	23,994	4%
2037	24	46,979	7%
2038	14	26,035	4%
2039	24	19,022	3%
Thereafter	36	28,332	4%
	345	$555,498	85%

Note: This schedule excludes non-theatre tenant leases within the Company's entertainment districts, properties under construction, land held for development, properties operated by the Company and investments in mortgage notes receivable.

(1) Rental revenue for the year ended December 31, 2019 includes lease revenue related to the Company's existing operating ground leases (leases in which the Company is a sub-lessor) as well as the gross-up of tenant reimbursed expenses recognized during the year ended December 31, 2019 in accordance with Accounting Standards Update (ASU) No. 2016-02 Leases (Topic 842).

(2) Excludes revenue from discontinued operations.

Q4 2019 Supplemental	Page 21

TOP TEN CUSTOMERS BY PERCENTAGE OF TOTAL REVENUE
(UNAUDITED, DOLLARS IN THOUSANDS)

		PERCENTAGE OF TOTAL REVENUE	PERCENTAGE OF TOTAL REVENUE
		FOR THE THREE MONTHS ENDED	FOR THE YEAR ENDED
	CUSTOMERS	DECEMBER 31, 2019	DECEMBER 31, 2019

1.	AMC Theatres	17.7%	17.6%
2.	Regal Entertainment Group	12.4%	10.8%
3.	Topgolf	12.0%	11.2%
4.	Cinemark	5.7%	5.5%
5.	Vail Resorts	3.9%	2.7%
6.	Basis Independent Schools	3.1%	3.1%
7.	Camelback Resort	2.9%	2.9%
8.	Six Flags	2.8%	2.4%
9.	Premier Parks	2.6%	2.5%
10.	VSS Southern	2.3%	2.4%

	Total	65.4%	61.1%

Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q4 2019 Supplemental	Page 22

NET ASSET VALUE (NAV) COMPONENTS
AS OF DECEMBER 31, 2019
(UNAUDITED, DOLLARS AND SHARES IN THOUSANDS)

	OWNED (2)	FINANCED	TOTAL
ANNUALIZED CASH NET OPERATING INCOME (NOI) RUN RATE (1)	$533,252	$33,028	$566,280

ANNUALIZED GAAP NOI RUN RATE (1)	$547,784	$33,124	$580,908

OTHER NAV COMPONENTS
ASSETS		LIABILITIES
Property under development	$36,756	Long-term debt (5)		$3,139,995
Land held for development	28,080	Series G liquidation value		150,000
Real estate investments, net related to Kartrite Resort and Indoor Waterpark (2)	255,730	Accounts payable and accrued liabilities (6)		114,005
Investment in joint ventures	34,317	Preferred dividends payable		6,034
Cash and cash equivalents	528,763	Unearned rents and interest (7)		17,118
Restricted cash	2,677
Accounts receivable (3)	13,476
Other assets (4)	16,590
SHARES
Common shares outstanding	78,463
Effect of dilutive securities - share options	29
Effect of dilutive Series C preferred shares	2,184
Effect of dilutive Series E preferred shares	1,640
Diluted shares outstanding	82,316

(1) See pages 25 through 27 for definitions and see Appendix on pages 28 through 33 for reconciliations of certain non-GAAP financial measures.
(2) Excludes NOI related to Kartrite Resort and Indoor Waterpark. Kartrite Resort and Indoor Waterpark assets are disclosed at carrying value under other NAV components.
(3) Excludes straight-line receivable of $73.4 million.
(4) Excludes deferred tax assets of $15.4 million, net deferred financing costs of $3.5 million, net intangible assets of $44.7 million and notes and related accrued interest of $14.0 million.
(5) Excludes deferred financing costs, net of $37.2 million.
(6) Excludes below market leases, net of $8.9 million.
(7) Excludes deferred rent liabilities related to portions of real estate investments funded by tenants of $33.4 million and cash paid by tenants during construction of $24.4 million.

Q4 2019 Supplemental	Page 23

GUIDANCE
(DOLLARS IN MILLIONS EXCEPT FOR PER SHARE INFORMATION)

MEASURE	2020 GUIDANCE
Investment spending	$1,600.0	to	$1,800.0
Disposition proceeds and mortgage note payoff	$50.0	to	$100.0
Percentage rent and participating interest income	$14.0	to	$16.0
General and administrative expense	$46.0	to	$49.0

FFO per diluted share	$5.17	to	$5.37
FFO as adjusted per diluted share	$5.19	to	$5.39

RECONCILIATION FROM NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF EPR PROPERTIES (PER DILUTED SHARE):	2020 GUIDANCE
Net income available to common shareholders of EPR Properties	$2.92	to	$3.12
Gain on sale of real estate	(0.03)
Real estate depreciation and amortization	2.31
Allocated share of joint venture depreciation	0.03
Impact of Series C and Series E Dilution, if applicable	(0.06)
FFO available to common shareholders of EPR Properties	$5.17	to	$5.37
Transaction costs	0.03
Deferred income tax expense	(0.01)
Impact of Series C and Series E Dilution, if applicable	—
FFO as adjusted available to common shareholders of EPR Properties	$5.19	to	$5.39

Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. See cautionary statement concerning forward-looking statements on page 3.

Q4 2019 Supplemental	Page 24

DEFINITIONS - NON-GAAP FINANCIAL MEASURES

EBITDAre
The National Association of Real Estate Investment Trusts (“NAREIT”) developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs (gain) associated with loan refinancing or payoff, gain on early extinguishment of debt and adjustments for unconsolidated partnerships, joint ventures and other affiliates. Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

ADJUSTED EBITDA AND ANNUALIZED ADJUSTED EBITDA
Management uses Adjusted EBITDA in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDA is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDA as EBITDAre (defined above) for the quarter excluding gain on insurance recovery, severance expense, litigation settlement expense, the provision for loan losses, transaction costs and prepayment fees. This number for the quarter is then multiplied by four to get an annual amount. Annualized Adjusted EBITDA is Adjusted EBITDA for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other non-recurring items, which is then multiplied by four to get an annual amount.

The Company's method of calculating Adjusted EBITDA and Annualized Adjusted EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDA and Annualized Adjusted EBITDA are not measures of performance under GAAP, do not represent cash generated from operations as defined by GAAP and are not indicative of cash available to fund all cash needs, including distributions. These measures should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

NET DEBT AND ADJUSTED NET DEBT
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and cash and cash equivalents, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted net debt is net debt less 40% times property under development to remove the estimated portion of property under development that has been financed with debt but has not yet produced earnings. The Company's method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

NET DEBT TO ADJUSTED EBIDTA AND ADJUSTED NET DEBT TO ANNUALIZED ADJUSTED EBITDA
Net Debt to Adjusted EBITDA and Adjusted Net Debt to Annualized Adjusted EBITDA are supplemental measures derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors commonly use versions of these ratios in a similar manner. In addition, financial institutions use versions of these ratios in connection with debt agreements to set pricing and

Q4 2019 Supplemental	Page 25

covenant limitations. The Company's method of calculating both ratios may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

NET OPERATING INCOME ("NOI") AND NOI RUN RATES
NOI is a widely used financial measure in many industries, including the REIT industry, and is presented to assist investors and analysts in analyzing the performance of the Company. Management uses NOI in its analysis of the operations and valuation of the Company and believes it is useful to investors because it excludes various items included in net income that are not indicative of the operating performance of the Company's investments, such as gains (or losses) from sales of property, depreciation and amortization, and general and administrative expense, and is used in computing various financial ratios as a measure of operational performance. The Company computes NOI by adding back to Adjusted EBITDA - Continuing Operations the impact of general and administrative expense and corporate/unallocated and other.

Quarterly Cash NOI Run Rate is computed by taking the most recent quarterly NOI and making adjustments for in-service and disposed projects, percentage rent and participating interest, non-cash revenue and non-recurring adjustments to provide a quarterly cash run rate of such measure. Quarterly Cash NOI Run Rate multiplied by four equals Annualized Cash NOI Run Rate.

Quarterly GAAP NOI Run Rate is computed by taking the most recent quarterly NOI and making adjustments for in-service and disposed projects, percentage rent and participating interest and non-recurring adjustments to provide a quarterly GAAP run rate of such measure. Quarterly GAAP NOI Run Rate multiplied by four equals Annualized GAAP NOI Run Rate.

The Company's method of calculating NOI, Quarterly Cash NOI Run Rate and Quarterly GAAP NOI Run Rate may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

FUNDS FROM OPERATIONS (“FFO”) AND FFO AS ADJUSTED
NAREIT developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition. In addition, the Company presents FFO as adjusted. Management believes it is useful to provide FFO as adjusted as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO as adjusted is FFO plus costs (gain) associated with loan refinancing or payoff, transaction costs, severance expense, litigation settlement expense, preferred share redemption costs, termination fees associated with tenants' exercises of education properties buy-out options and provision for loan losses, and by subtracting gain on early extinguishment of debt, gain on insurance recovery and deferred income tax benefit (expense). FFO and FFO as adjusted are non-GAAP financial measures. FFO and FFO as adjusted do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO and FFO as adjusted the same way so comparisons with other REITs may not be meaningful.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
In addition to FFO, the Company presents AFFO by adding to FFO costs (gain) associated with loan refinancing or payoff, net, transaction costs, severance expense, litigation settlement expense, preferred share redemption costs, termination fees associated with tenants' exercises of education properties buy-out options and provision for loan losses, and by subtracting gain on early extinguishment of debt, gain on insurance recovery, and deferred income tax (benefit) expense; adding

Q4 2019 Supplemental	Page 26

non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and trustees and amortization of above and below market leases, net and tenant allowances; and subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue, and the non-cash portion of mortgage and other financing income. AFFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share and management provides AFFO herein because it believes this information is useful to investors in this regard. AFFO is a non-GAAP financial measure. AFFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or its cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate AFFO the same way so comparisons with other REITs may not be meaningful.

INTEREST COVERAGE RATIO
The interest coverage ratio is calculated as the interest coverage amount divided by interest expense, gross. The Company calculates the interest coverage amount by adding to net income impairment charges, provision for loan losses, transaction costs, interest expense, gross (including interest expense in discontinued operations), severance expense, litigation settlement expense, depreciation and amortization, share-based compensation expense to management and trustees and costs (gain) associated with loan refinancing or payoff, net; subtracting interest cost capitalized, straight-line rental revenue, gain on early extinguishment of debt, gain (loss) on sale of real estate from continuing and discontinued operations, gain on insurance recovery, gain on previously held equity interest, gain on early extinguishment of debt, prepayment fees and deferred income tax benefit (expense). The Company calculated interest expense, gross, by adding to interest expense, net, interest income and interest cost capitalized. The Company considers the interest coverage ratio to be an appropriate supplemental measure of a company’s ability to meet its interest expense obligations and management believes it is useful to investors in this regard. The Company's calculation of the interest coverage ratio may be different from the calculation used by other companies, and therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

FIXED CHARGE COVERAGE RATIO
The fixed charge coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and preferred share dividends are also added to the denominator. The Company considers the fixed charge coverage ratio to be an appropriate supplemental measure of a company’s ability to make its interest and preferred share dividend payments and management believes it is useful to investors in this regard. The Company's calculation of the fixed charge coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

DEBT SERVICE COVERAGE RATIO
The debt service coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and recurring principal payments are also added to the denominator. The Company considers the debt service coverage ratio to be an appropriate supplemental measure of a company’s ability to make its debt service payments and management believes it is useful to investors in this regard. The Company's calculation of the debt service coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

ANNUALIZED ADJUSTED REVENUE
Annualized Adjusted Revenue is Total Revenue for the most recent quarter, excluding public charter school total revenue, other income, and pass through revenues (lease and straight-line revenue on existing operating ground leases in which the Company is a sub-lessor and tenant reimbursements), further adjusted for in-service and disposed projects, percentage rent and participating interest and non-recurring adjustments. This number for the quarter is then multiplied by four to get an annual amount.

Q4 2019 Supplemental	Page 27

Appendix to Supplemental Operating and Financial Data
Reconciliation of Certain Non-GAAP Financial Measures
Fourth Quarter and Year Ended December 31, 2019

Q4 2019 Supplemental	Page 28

CALCULATION OF INTEREST, FIXED CHARGE AND DEBT SERVICE COVERAGE RATIOS
(UNAUDITED, DOLLARS IN THOUSANDS)
INTEREST COVERAGE RATIO (1):	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018	3RD QUARTER 2018
Net income	$36,297	$34,003	$66,594	$65,349	$54,031	$91,833
Impairment charges	23,639	—	—	—	10,735	—
Transaction costs	5,784	5,959	6,923	5,123	1,583	1,101
Interest expense, gross	36,442	37,575	37,999	37,138	36,304	36,360
Severance expense	423	1,521	—	420	5,938	—
Depreciation and amortization	44,530	45,134	42,355	39,743	39,541	38,623
Share-based compensation expense
to management and trustees	3,348	3,372	3,283	3,177	3,816	3,687
Costs associated with loan refinancing or payoff	43	38,407	—	—	—	—
Interest cost capitalized	(273)	(386)	(1,530)	(3,137)	(2,669)	(2,697)
Straight-line rental revenue	(3,516)	(4,399)	(3,223)	(2,414)	(3,216)	(3,079)
Gain on sale of real estate	(5,648)	(14,303)	(9,774)	(6,328)	(349)	(2,215)
Gain on sale of investment in direct financing leases	—	—	—	—	—	(5,514)
Prepayment fees	—	(1,760)	—	(900)	(7,391)	(20,026)
Deferred income tax (benefit) expense	(847)	(984)	(1,675)	(609)	(182)	92
Interest coverage amount	$140,222	$144,139	$140,952	$137,562	$138,141	$138,165

Interest expense, net	$34,907	$36,640	$36,278	$33,826	$33,515	$33,576
Interest income	1,262	549	191	175	120	87
Interest cost capitalized	273	386	1,530	3,137	2,669	2,697
Interest expense, gross	$36,442	$37,575	$37,999	$37,138	$36,304	$36,360

Interest coverage ratio	3.8	3.8	3.7	3.7	3.8	3.8

FIXED CHARGE COVERAGE RATIO (1):
Interest coverage amount	$140,222	$144,139	$140,952	$137,562	$138,141	$138,165

Interest expense, gross	$36,442	$37,575	$37,999	$37,138	$36,304	$36,360
Preferred share dividends	6,034	6,034	6,034	6,034	6,034	6,036
Fixed charges	$42,476	$43,609	$44,033	$43,172	$42,338	$42,396

Fixed charge coverage ratio	3.3	3.3	3.2	3.2	3.3	3.3

DEBT SERVICE COVERAGE RATIO (1):
Interest coverage amount	$140,222	$144,139	$140,952	$137,562	$138,141	$138,165
Interest expense, gross	$36,442	$37,575	$37,999	$37,138	$36,304	$36,360
Recurring principal payments	—	—	—	—	—	—
Debt service	$36,442	$37,575	$37,999	$37,138	$36,304	$36,360

Debt service coverage ratio	3.8	3.8	3.7	3.7	3.8	3.8
(1) See pages 25 through 27 for definitions.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q4 2019 Supplemental	Page 29

RECONCILIATION OF INTEREST COVERAGE AMOUNT TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(UNAUDITED, DOLLARS IN THOUSANDS)

The interest coverage amount per the table on page 29 is a non-GAAP financial measure and should not be considered an alternative to any GAAP liquidity measures. It is most directly comparable to the GAAP liquidity measure, “Net cash provided by operating activities,” and is not directly comparable to the GAAP liquidity measures, “Net cash used by investing activities” and “Net cash provided by financing activities.” The interest coverage amount can be reconciled to “Net cash provided by operating activities” per the consolidated statements of cash flows as follows:

	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018	3RD QUARTER 2018

Net cash provided by operating activities	$102,268	$127,506	$87,372	$122,384	$83,446	$151,134

Equity in (loss) income from joint ventures	(905)	(435)	470	489	(5)	20
Distributions from joint ventures	—	—	—	(112)	—	—
Amortization of deferred financing costs	(1,621)	(1,552)	(1,517)	(1,502)	(1,490)	(1,470)
Amortization of above and below market leases, net and tenant allowances	119	107	58	59	54	55
Amortization of operating lease assets and liabilities	(161)	(1,323)	735	(445)	—	—
Changes in assets and liabilities, net:
Mortgage notes and related accrued interest receivable	(8)	(1,155)	1,409	135	(453)	596
Accounts receivable	14,320	(500)	2,234	(14,669)	8,680	7,995
Direct financing lease receivable	17	52	59	58	63	99
Other assets	(1,888)	(2,245)	(239)	5,673	(1,662)	(1,272)
Accounts payable and accrued liabilities	(21,851)	(5,639)	4,634	(4,684)	6,265	(18,002)
Unearned rents and interest	11,132	(8,769)	5,568	(5,951)	15,912	(12,649)
Straight-line rental revenue	(3,516)	(4,399)	(3,223)	(2,414)	(3,216)	(3,079)
Interest expense, gross	36,442	37,575	37,999	37,138	36,304	36,360
Interest cost capitalized	(273)	(386)	(1,530)	(3,137)	(2,669)	(2,697)
Transaction costs	5,784	5,959	6,923	5,123	1,583	1,101
Severance expense (cash portion)	363	1,103	—	317	2,720	—
Prepayment fees	—	(1,760)	—	(900)	(7,391)	(20,026)
Interest coverage amount (1)	$140,222	$144,139	$140,952	$137,562	$138,141	$138,165

Net cash (used) provided by investing activities	$381,255	$176,446	$(333,363)	$(127,833)	$(104,684)	$46,868

Net cash (used) provided by financing activities	$(73,886)	$(194,098)	$235,607	$9,154	$(56,075)	$(116,130)

(1) See pages 25 through 27 for definitions.

Q4 2019 Supplemental	Page 30

RECONCILIATION OF QUARTERLY CASH NOI RUN RATE AND QUARTERLY GAAP NOI RUN RATE

Net Operating Income ("NOI"), Quarterly Cash NOI Run Rate and Quarterly GAAP NOI Run Rate as used on page 23 are non-GAAP financial measures and should not be considered as alternatives to net income (loss) in accordance with GAAP as indications of the Company's performance or to cash flows as a measure of the Company's liquidity. The table on page 32 provides reconciliations of these non-GAAP measures and should be read in conjunction with the reconciliations on page 33 of the Company's Adjusted EBITDA - continuing operations to the Company's net income.

The following explanatory notes apply to the table on page 32.

(1) Adjustments for Corporate/Unallocated and Other is calculated by subtracting total investment expenses from total revenue.
(2) Adjustments for properties commencing or terminating GAAP net operating income during the quarter and adjustments to revenue from mortgage notes receivable to be consistent with end of quarter balance.
(3) To adjust percentage rents and participating interest income from the actual latest quarterly amount to the trailing 12 month amount divided by 4 for continuing investments only.
(4) Adjustments for properties commencing or terminating cash payments during the quarter, as well as in-service and disposed projects with only straight-line revenue.
(5) Non-recurring adjustments relate primarily to NOI from properties excluded from the calculation and disclosed at their carrying value.

Q4 2019 Supplemental	Page 31

RECONCILIATION OF NET ASSET VALUE (NAV) COMPONENTS
(UNAUDITED, DOLLARS IN THOUSANDS)
ANNUALIZED NET OPERATING INCOME (NOI) RUN RATES (FOR NAV CALCULATIONS)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019
	OWNED	FINANCED	CORPORATE/ UNALLOCATED AND OTHER	TOTAL
Total revenue	$168,130	$9,058	$252	$177,440
Property operating expense	15,876	—	210	16,086
Other expense	9,728	—	445	10,173
Total investment expense	25,604	—	655	26,259
General and administrative expense	—	—	(10,831)	(10,831)
Adjusted EBITDA	$142,526	$9,058	$(11,234)	$140,350
General and administrative expense	—	—	10,831	10,831
Corporate/unallocated and other (1)	—	—	403	403
NOI	$142,526	$9,058	$—	$151,584

Quarterly cash NOI run rate
NOI	$142,526	$9,058	$—	$151,584
In-service and disposition adjustments (4)	(3,808)	(773)	—	(4,581)
Percentage rent/participation adjustments (3)	(2,947)	—	—	(2,947)
Non-recurring adjustments (5)	1,170	—	—	1,170
Non-cash revenue	(3,628)	(28)	—	(3,656)
Quarterly cash NOI run rate	133,313	8,257	—	141,570
	x4	x4	x4	x4
Annualized cash NOI run rate	$533,252	$33,028	$—	$566,280

Quarterly GAAP NOI run rate
NOI	$142,526	$9,058	$—	$151,584
In-service and disposition adjustments (2)	(3,803)	(777)	—	(4,580)
Percentage rent/participation adjustments (3)	(2,947)	—	—	(2,947)
Non-recurring adjustments (5)	1,170	—	—	1,170
Quarterly GAAP NOI run rate	$136,946	$8,281	$—	$145,227
	x4	x4	x4	x4
Annualized GAAP NOI run rate	$547,784	$33,124	$—	$580,908

Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q4 2019 Supplemental	Page 32

RECONCILIATION OF EBITDAre, ADJUSTED EBITDA, ANNUALIZED ADJUSTED EBITDA AND ANNUALIZED ADJUSTED REVENUE
(UNAUDITED, DOLLARS IN THOUSANDS)
ADJUSTED EBITDA (1):	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018	3RD QUARTER 2018
Net income	$36,297	$34,003	$66,594	$65,349	$54,031	$91,833
Interest expense, net	34,907	36,640	36,278	33,826	33,515	33,576
Income tax (benefit) expense	(530)	(600)	(1,300)	(605)	108	515
Depreciation and amortization	44,530	45,134	42,355	39,743	39,541	38,623
Gain on sale of real estate	(5,648)	(14,303)	(9,774)	(6,328)	(349)	(2,215)
Gain on sale of investment in direct financing leases	—	—	—	—	—	(5,514)
Impairment charges	23,639	—	—	—	10,735	—
Costs associated with loan refinancing or payoff	43	38,407	—	—	—	—
Equity in loss (income) from joint ventures	905	435	(470)	(489)	5	(20)
EBITDAre	$134,143	$139,716	$133,683	$131,496	$137,586	$156,798
Severance expense	423	1,521	—	420	5,938	—
Litigation settlement expense	—	—	—	—	—	—
Transaction costs	5,784	5,959	6,923	5,123	1,583	1,101
Prepayment fees	—	(1,760)	—	(900)	(7,391)	(20,026)
Adjusted EBITDA (for the quarter)	$140,350	$145,436	$140,606	$136,139	$137,716	$137,873
Adjusted EBITDA (2)	$561,400	$581,744	$562,424	$544,556	$550,864	$551,492

ANNUALIZED ADJUSTED EBITDA (1):
Adjusted EBITDA (for the quarter)	$140,350	$145,436	$140,606	$136,139	$137,716	$137,873
Corporate/unallocated and other NOI (3)	403	(2,173)	(1,855)	(1,925)	(1,530)	(1,899)
In-service and disposition adjustments (4)	(4,580)	528	5,591	252	243	(3,645)
Percentage rent/participation adjustments (5)	(2,947)	206	(856)	1,335	(2,339)	(463)
Non-recurring adjustments (6)	1,170	213	2,668	(72)	(240)	24
Annualized Adjusted EBITDA (for the quarter)	$134,396	$144,210	$146,154	$135,729	$133,850	$131,890
Annualized Adjusted EBITDA (7)	$537,584	$576,840	$584,616	$542,916	$535,400	$527,560

ANNUALIZED ADJUSTED REVENUE (1):
Total revenue (for the quarter)	$177,440
Other income	(8,386)
Pass-through revenues	(11,793)
In-service and disposition adjustments (4)	(6,168)
Percentage rent/participation adjustments (5)	(2,947)
Non-recurring adjustments (6)	(423)
Annualized Adjusted Revenue (for the quarter)	$147,723
Annualized Adjusted Revenue (8)	$590,892

(1) See pages 25 through 27 for definitions.
(2) Adjusted EBITDA for the quarter is multiplied by four to calculate an annual amount.
(3) Adjustments for Corporate/Unallocated and Other is calculated by subtracting total investment expenses from total revenue.
(4) Adjustments for properties commencing or terminating GAAP net operating income during the quarter and adjustments to revenue from mortgage notes receivable to be consistent with end of quarter balance, for continuing properties only.

(5) To adjust percentage rents and participating interest income from the actual latest quarterly amount to the trailing 12 month amount divided by 4.
(6) Non-recurring adjustments relate primarily to properties under operating agreements with third parties.
(7) Annualized Adjusted EBITDA for the quarter is multiplied by four to calculate an annual amount.
(8) Annualized Adjusted Revenue for the quarter is multiplied by four to calculate an annual amount.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q4 2019 Supplemental	Page 33